Consent of Independent Registered Public Accounting Firm
The Shareholders and Board of Directors
Spectrum Brands Holdings, Inc.:

We consent to the incorporation by reference in the registration statements (No. 333-242343, No. 333-226592, 333-197223, 333-197222, 333-178587, 333-124693, 333-45568, 333-43223, and 033-00123) on Form S-8 of Spectrum Brands Holdings, Inc. of our reports dated November 22, 2022, with respect to the consolidated statements of financial position of Spectrum Brands Holdings, Inc. and subsidiaries (the Company) as of September 30, 2022 and 2021, the related consolidated statements of income, comprehensive income, shareholders’ equity, and cash flows for each of the years in the three-year period ended September 30, 2022, and the related notes, (collectively, the consolidated financial statements), and the effectiveness of internal control over financial reporting as of September 30, 2022, which reports appear in the September 30, 2022 annual report on Form 10-K of Spectrum Brands Holdings, Inc.

/s/ KPMG LLP
Milwaukee, WI
November 22, 2022